                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECTRON INTERNATIONALE INC.
                           ---------------------------
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:
       (2)    Form, Schedule or Registration Statement No.:
       (3)    Filing Party:
       (4)    Date Filed:

                                 [DECTRON LOGO]


                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Dectron Internationale Inc. (the "Corporation") will be held at the Fairmont The Queen Elizabeth, 900 Rene-Levesque Blvd. West, Montreal, Quebec H3B 4A5 in the Hochelaga Room on June 29, 2005 at 11:00 a.m., Montreal time, for the following purposes:

i. To receive and consider the consolidated financial statements of the Corporation for the fiscal year ended January 31, 2005 and the auditors' report thereon;

ii.      To elect directors for the ensuing year;

iii. To appoint auditors and authorize the directors to fix their remuneration; and

iv. To transact such other business as may be properly brought before the Meeting.

If you are unable to attend the Meeting in person, please date, sign and return the enclosed form of proxy. Proxies to be used at the Meeting must be deposited with Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 or with the Secretary of the Corporation, 4300 Poirier Blvd., Montreal, Quebec H4R 2C5, no later than Monday, June 27, 2005 at 5:00 p.m.

UNLESS OTHERWISE INDICATED, ALL REFERENCES TO "DOLLARS" AND THE SYMBOL "$" IN THE ANNEXED MANAGEMENT PROXY CIRCULAR ARE TO UNITED STATES DOLLARS.

DATED at Montreal, Quebec
June 3, 2005

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Ness Lakdawala

Ness Lakdawala
Chairman and Chief Executive Officer

                           DECTRON INTERNATIONALE INC.

                            MANAGEMENT PROXY CIRCULAR

                      SOLICITATION OF PROXIES BY MANAGEMENT

THIS MANAGEMENT PROXY CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF DECTRON INTERNATIONALE INC. ("THE "CORPORATION") OF PROXIES TO BE VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE CORPORATION, TO BE HELD AT THE TIME AND FOR THE PURPOSES SET FORTH IN THE NOTICE OF MEETING AND ALL ADJOURNMENTS THEREOF. It is expected that the solicitation will be made primarily by mail. However, officers and employees of the Corporation may also solicit proxies by telephone, telecopier, e-mail or in person. The total cost of solicitation of proxies will be borne by the Corporation.

                      APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors or officers of the Corporation. EACH SHAREHOLDER HAS THE RIGHT TO APPOINT AS HIS OR HER PROXY A PERSON, WHO NEED NOT BE A SHAREHOLDER, OTHER THAN THE INDIVIDUALS NAMED IN THE ACCOMPANYING FORM OF PROXY BY INSERTING SUCH OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND SIGNING THE FORM OF PROXY OR BY COMPLETING AND SIGNING ANOTHER PROPER FORM OF PROXY. To be valid, the duly completed form of proxy must be deposited with the Secretary of the Corporation, 4300 Poirier Blvd., Montreal, Quebec H4R 2C5, or with Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, no later than Monday, June 27, 2005 at 5:00 p.m. The instrument appointing a proxyholder must be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a corporate body, by its authorized officer or officers.

A shareholder who has given a proxy may revoke it, as to any motion on which a vote has not already been cast pursuant to the authority conferred by it, by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a company, by an instrument in writing executed by an officer or attorney thereof duly authorized. The revocation of proxy, in order to be acted upon, must be deposited at the office of the Secretary of the Corporation, 4300 Poirier Blvd., Montreal, Quebec H4R 2C5, at any time up to and including the last business day preceding the Meeting, or any adjournment thereof at which the proxy is to be used, or with the Chairman of such Meeting, on the day of the Meeting or any adjournment thereof, or in any other manner permitted by law.

                        EXERCISE OF DISCRETION BY PROXIES

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOUR OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, WILL BE VOTED FOR: (I) THE ELECTION OF DIRECTORS; AND (II) THE APPOINTMENT OF AUDITORS, AS STATED UNDER SUCH HEADINGS IN THE CIRCULAR. Instructions with respect to voting will be respected by the persons designated in the enclosed form of proxy. With respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting, such shares will be voted by the persons so designated in their discretion. At the time of printing the Circular, management of the Corporation knows of no such amendments, variations or other matters. All matters will be decided by a majority of the votes cast by the shareholders entitled to vote thereon.

                             NON-REGISTERED HOLDERS

Only registered shareholders of the Corporation, or the persons they appoint as their proxyholders, are permitted to vote at the Meeting. However, in many cases, shares of the Corporation beneficially owned by non-registered shareholders ("NON-REGISTERED HOLDERS") are registered either: (i) in the name of an intermediary (an "INTERMEDIARY") that the Non-Registered Holder deals with in respect of the common shares (such as banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of this Circular to clearing agencies and Intermediaries for distribution to Non-Registered Holders. Intermediaries are required to forward this Circular to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive it. Intermediaries often use service companies to forward meeting materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive this Circular will either:

         (a) typically, be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. The Non-Registered Holder will generally be given a page of instructions which contains a removable label containing a bar-code and other information. In order for the applicable form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or service company. In some cases, the Non-Registered Holder may provide such voting instructions to the Intermediary or its service company through the internet or by telephone; or

         (b) less commonly, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. The Non-Registered Holder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Secretary of the Corporation or Computershare Investor Services Inc., as described above.

In either case, the purpose of these procedures is to permit Non-Registered Holders to direct the voting of the common shares they beneficially own.

Should a Non-Registered Holder who receives a voting instruction form wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should print his or her own name, or that of such other person, on the voting instruction form and return it to the Intermediary or its service company. Should a Non-Registered Holder who receives a proxy form wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons set out in the proxy form and insert the name of the Non-Registered Holder or such other person in the blank space provided and submit it to Computershare Investor Services Inc. at the address set out above.

IN ALL CASES, NON-REGISTERED HOLDERS SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARY, INCLUDING THOSE REGARDING WHEN, WHERE AND BY WHAT MEANS THE VOTING INSTRUCTION FORM OR PROXY FORM MUST BE DELIVERED.

A Non-Registered Holder may revoke voting instructions which have been given to an Intermediary at any time by written notice to the Intermediary.

                                  VOTING SHARES

As at May 3, 2005, there were 3,155,000 common shares of the Corporation issued and outstanding. Each common share entitles the holder thereof to one vote. The Corporation has fixed May 3, 2005 as the record date (the "RECORD DATE") for the purpose of determining shareholders entitled to receive notice of the Meeting. Pursuant to the Canada Business Corporations Act, the Corporation is required to prepare, no later than ten days after the Record Date, an alphabetical list of shareholders entitled to vote as of the Record Date that shows the number of shares held by each shareholder. A shareholder whose name appears on the list referred to above is entitled to vote the shares shown opposite his or her name at the Meeting. The list of shareholders is available for inspection during usual business hours at the registered office of the Corporation and at the Meeting.

                             PRINCIPAL SHAREHOLDERS

As at May 3, 2005, to the best knowledge of the Corporation, the following persons beneficially owned, directly or indirectly, or exercised control or direction over, more than 10% of the common shares of the Corporation:


NAME AND PLACE OF RESIDENCE               NUMBER OF SHARES HELD     PERCENTAGE OF CLASS
---------------------------               ---------------------     -------------------
Ness Lakdawala........................        1,745,309 (1)               55.2  %
St-Lambert, Quebec


-------------------
(1) Represents: (i) 43,562 common shares owned directly by Mr. Lakdawala; (ii) 127,934 common shares and 11,250 options to purchase common shares owned by Mr. Lakdawala's spouse, Ms. Roshan Katrak, Vice-President Human Relations of the Corporation; (iii) 69,684 common shares owned by Roshaness Inc., a company controlled by Mr. Lakdawala; and (iv) 1,492,879 common shares owned by 3103-7195 Quebec Inc., a company controlled by Mr. Lakdawala's spouse and children.

                              ELECTION OF DIRECTORS

The Board of Directors is currently composed of seven directors. The persons named in the enclosed form of proxy intend to vote for the election of the five nominees whose names are set forth below. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the by-laws of the Corporation. All of the persons named in the table below are currently members of the Board of Directors.

The following table sets out the name of the persons proposed to be nominated for election as directors, all other positions and offices with the Corporation now held by such persons, their principal occupation, the year in which they first became directors of the Corporation and the number of shares of the Corporation beneficially owned, directly or indirectly, by each of them or over which each of them exercises control or direction as at the date indicated below.


                                                                                              NUMBER OF COMMON SHARES
                                                                                                BENEFICIALLY OWNED,
 NAME, MUNICIPALITY OF RESIDENCE                                            FIRST YEAR AS     DIRECTLY OR INDIRECTLY,
AND POSITION WITH THE CORPORATION           PRINCIPAL OCCUPATION               DIRECTOR          AS AT MAY 29, 2005
----------------------------------- ---------------------------------       --------------    -----------------------
Ness Lakdawala                      President and Chief Executive                1998                1,745,309
St-Lambert, Quebec                  Officer of the Corporation
President, Chief Executive
Officer, Chairman and Director

Mauro Parissi, C.A.                 Chief Financial Officer of the
St-Laurent, Quebec                  Corporation                                  1998                   23,390
Chief Financial Officer,
Secretary and Director

Dick W. Driggs(1)                   Corporate Director                           2004                    -
Eustis, Florida, USA
Director

Gilles Richard(1)                   Corporate Director                           2001                  2,250
Brossard, Quebec
Director

Rustom M. Ghadiali(1)               Corporate Director                           2004                    -
Singapore
Director


--------------------------
(1) Member of the Audit Committee.

The Board of Directors does not have an Executive Committee. The information as to shares beneficially owned or over which the above-named individuals exercise control or direction is not within the knowledge of the Corporation and has been furnished by the respective nominees individually.

The following is a biographical description of each nominee for election as director based on information supplied by them:

NESS LAKDAWALA has served as the President, Chief Executive Officer and Chairman of the Corporation since its inception, and has also served as the President and Chief Executive Officer of Dectron, Inc. since 1994. Prior to joining Dectron, Inc., Mr. Lakdawala was President of Blanchard Ness Limited, a company which he founded in 1976. From 1987 to the present, Mr. Lakdawala has served as the President of ThermoPlus. In January 1996, ThermoPlus filed a proposal under the provisions of the Bankruptcy Act which gave full payment to secured creditors who filed a proof of claim. From 1987 to 1988, Mr. Lakdawala was Chairman of the Heating Refrigeration Air Conditioning Institute of Canada. Mr. Lakdawala has also served as the Governor of the American Society of Heating, Refrigeration and Air Conditioning Engineers, Inc. ("ASHRAE"), the organization that sets ventilation standards in Canada and the United States. Mr. Lakdawala is currently a member of ASHRAE and the Refrigeration Service Engineers Society. Ness Lakdawala is the husband of Roshan Katrak and the father of Leena Lakdawala.

MAURO PARISSI, C.A. has served as the Chief Financial Officer, Secretary and director of the Corporation since its inception, and has also served as the Controller of Dectron, Inc. since 1996. From 1995 to 1996, Mr. Parissi was an auditor with the firm of Mizgala & Cie. From 1990 to 1995, Mr. Parissi was an auditor with the firm of Hart, David Lloyd, F.C.A., C.I.P. Mr. Parissi is currently a member of the Canadian Institute of Chartered Accountants and the Order of Chartered Accountants of Quebec. Mr. Parissi received his graduate diploma in Public Accountancy from McGill University in 1995.

DICK W. DRIGGS joined the Corporation as director in 2004. Mr. Driggs retired in 2003 as Chairman of the Board of Heat Controller, Inc. and President of Addison Products Co. where he was in the position from 1996 to 2003. Mr. Driggs previously held various executive positions with Addison Products, AAF-McQuay Corporation and Snyder General Corporation. Mr. Driggs is still active as a member of the Board of Directors for Heat Controller, Inc., Airguide Manufacturing, LLC and Thermoguard, Triple-E USA. Mr. Driggs is a member of the following Professional Organizations: ASQC, APICS, IIE and ISA and of the following Military Professional Organizations: MCA, MCROA, ROA, TROA and MOAA, MCL, NL, MCMA, USNI, American Legion and VFW. Mr. Driggs retired in 1995 from USMCR after 41 years of service and held the unique position of being the first CWO-5 (Chief Warrant Officer) ever appointed in the USMC.

GILLES RICHARD has served as director of the Corporation since 2001. Mr. Richard is a semi-retired businessman who was previously the President of Le Circuit Lincoln Mercury, the sixth largest car dealership in Canada. Mr. Richard was also involved with partners in a distributorship of lift-trucks (Mitsubishi's M-Lift), two computer companies which created software applications for car dealerships and most recently the construction of commercial and residential buildings. Over the years, Mr. Richard was a director or officer of various organizations such as the Nada (National Automobile Association) and CADA (Canadian Automobile Association).

RUSTOM M. GHADIALI joined the Corporation as director in 2004. Mr. Ghadiali retired from International Rectifier S.E. A. PVT Ltd., a leader in Power Management Technology, after more than thirty-five years in various positions within the International Rectifier Group. From 2002 to 2004, Mr. Ghadiali was Vice-President-Director International Rectifier S.E. A. PVT Ltd., Administration Asian Operations. From 1994 to 2002, he was Vice-President, International Rectifier Offshore Assembly Operations, South East Asia, India and China. Mr. Ghadiali is a Chartered Secretary & Administrator.

None of the foregoing nominees for election as director of the Corporation:

         (a) is, or within the last ten years has been, a director or executive officer of any company that, while that person was acting in that capacity:

                  (i) was the subject of a cease trade or similar order, or an order that denied such company access to any exemption under applicable securities legislation for a period of more than 30 consecutive days;

                  (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in such company becoming the subject of a cease trade or similar order, or an order that denied such company access to any exemption under applicable securities legislation for a period of more than 30 consecutive days; or

                  (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

         (b) has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

                     COMPENSATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

The following table sets out compensation information for the three fiscal years ended January 31, 2005 of the Chief Executive Officer and Chief Financial Officer of the Corporation (collectively, the "NAMED EXECUTIVE OFFICERS"). None of the other executive officers of the Corporation earned a salary and bonus exceeding CDN$150,000.

SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------------

NAME AND PRINCIPAL POSITION                   ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                    ----------------------------------------------------------------------------
                                                                                         AWARDS         PAYOUTS      ALL
                                                                                --------------------------------    OTHER
                                                                OTHER ANNUAL    NUMBER OF   RESTRICTED
                                             SALARY     BONUS   COMPENSATION     OPTIONS      STOCK        LTIP
                                    YEAR      ($)        ($)         ($)         GRANTED      AWARDS     PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
Ness Lakdawala                      2005    154,641       -           -            -           -           -          -
President, Chief Executive          2004    154,508       -           -            -           -           -          -
Officer and Chairman of the         2003    102,847       -           -            -           -           -          -
Board of Directors (1)
----------------------------------------------------------------------------------------------------------------------------
Mauro Parissi                       2005     73,477       -           -            -           -           -          -
Chief Financial Officer             2004     73,788       -           -            -           -           -          -
                                    2003     70,074       -           -            -           -           -          -
----------------------------------------------------------------------------------------------------------------------------


EMPLOYMENT AGREEMENT

The Corporation entered into an employment agreement with Mr. Ness Lakdawala, President and Chief Executive Officer of the Corporation on October 5, 1998. The employment agreement was for an initial term of two years, renewable for additional one-year periods. The employment agreement entitles Mr. Lakdawala to an annual salary of $200,000, adjusted annually for increases in the Consumer Price Index. In the event that the Corporation is the subject of a takeover or a change of control, Mr. Lakdawala will be entitled to a bonus equal, on an after tax basis, to five times of his then current annual base salary. Mr. Lakdawala's employment agreement contains a non-competition provision, which prevents him from engaging in a competitive business during his employment and for a period of one year after termination thereof. Mr. Lakdawala's employment agreement was extended for an additional two-year period on the same terms and conditions as set out above in October 2000, October 2002 and October 2004. The Corporation currently intends to renew the employment agreement with Mr. Lakdawala on substantially the same terms and conditions as set out above.

COMPENSATION OF DIRECTORS

Outside directors may be paid an attendance fee for meetings of the Board of Directors or committees of the Board of the Corporation, in an amount that management anticipates will not exceed $1,000 per meeting. For the fiscal year ended January 31, 2005, Mr. Dick W. Driggs and Mr. Rustom M. Ghadiali received an aggregate of $500 and $1,000, respectively, for their attendance at Board and committee meetings.

2001 STOCK OPTION PLAN

The shareholders of the Corporation adopted on August 9, 2001, the 2001 Stock Option Plan (the "2001 PLAN") pursuant to which 500,000 common shares are reserved for issuance of which 108,500 options are currently issued and outstanding.

The 2001 Plan is administered by the Board of Directors or a committee thereof, which determines, among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of common shares issuable upon the exercise of the options and the option exercise price.

The 2001 Plan is effective for a period of ten years, expiring in 2011, or earlier as provided. Options may be granted to officers, employees, directors, consultants, advisors and other persons who perform significant services for or on behalf of the Corporation. The 2001 Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2001 Plan may be exercisable for up to ten years and have an exercise price determined by the Board subject to the terms of the 2001 Plan. Options are non-transferable except by the laws of descent and distribution or a change in control of the Corporation, as defined in the 2001 Plan, and are exercisable only by the participant during his or her lifetime. A change in control includes: (i) the sale of substantially all of the assets of the Corporation and merger or consolidation with another company; or (ii) a majority of the Board changes other than by election by the shareholders pursuant to Board solicitation or by vacancies filled by the Board caused by death or resignation of such persons.

If a participant ceases affiliation with the Corporation by reason of death, permanent disability or retirement, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant three months to exercise, except for termination for cause, which results in immediate termination of the option.

The exercise price of an option may not be less than the fair market value per common share on the day immediately preceding the date that the option is granted in order to receive certain tax benefits under the Income Tax Act (Canada) (the "ITA"). The ITA requires that the exercise price of all future options will be at least 85% of the fair market value of the common share on the day immediately preceding the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Corporation become available again for issuance under the 2001 Plan.

The 2001 Plan may be terminated or amended at any time by the Board of Directors, except that the number of common shares reserved for issuance upon the exercise of options granted under the 2001 Plan may not be increased without the consent of stockholders.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FISCAL YEAR

There were no options to purchase common shares of the Corporation granted to the Named Executive Officers during the fiscal year ended January 31, 2005.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

There were no options to purchase common shares of the Corporation exercised by any of the Named Executive Officers during the fiscal year ended January 31, 2005. The following table indicates for each of the Named Executive Officers the total number of unexercised options held as at January 31, 2005 and the value of such unexercised options at that date:


------------------------ ---------------- ------------------------ --------------------------- ----------------------------
                                                                                                  VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                                        JANUARY 31, 2005             JANUARY 31, 2005
   NAME                      SHARES           VALUE REALIZED             EXERCISABLE /                EXERCISABLE /
                           ACQUIRED ON                                   UNEXERCISABLE                UNEXERCISABLE
                            EXERCISE                ($)                       (#)                          ($)
------------------------ ---------------- ------------------------ --------------------------- ----------------------------
Ness Lakdawala                  --                    --                        -- / --                       -- / --
------------------------ ---------------- ------------------------ --------------------------- ----------------------------
Mauro Parissi                 4,500                2,250                 4,500 / 1,500                    -- / --
------------------------ ---------------- ------------------------ --------------------------- ----------------------------


        SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

The following table sets out certain details as at January 31, 2005, the end of the Corporation's last fiscal year, with respect to the 2001 Plan, the compensation plan pursuant to which equity securities of the Corporation is authorized for issuance.


                                                                                                       NUMBER OF SHARES
                                                                                                    REMAINING AVAILABLE FOR
                                                                                                     FUTURE ISSUANCE UNDER
                                          NUMBER OF SHARES TO BE          WEIGHTED-AVERAGE          THE EQUITY COMPENSATION
                                          ISSUED UPON EXERCISE OF         EXERCISE PRICE OF            PLANS (EXCLUDING
                                           OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,        SECURITIES REFLECTED IN
                                            WARRANTS AND RIGHTS          WARRANTS AND RIGHTS              COLUMN (A))
PLAN CATEGORY                                       (A)                          (B)                          (C)
------------------------------------- -- -------------------------- -- ------------------------ -- --------------------------
The 2001 Plan                                     108,500                       $4.20                       500,000
Equity compensation plans not                       Nil                          Nil                          Nil
previously approved by shareholders


                INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at May 29, 2005, none of the executive officers, directors, employees or former executive officers, directors or employees of the Corporation were indebted to the Corporation or a subsidiary of the Corporation in connection with a purchase of securities or for any other matter with the exception of Mr. Mauro Parissi, Chief Financial Officer, and Ms. Leena Lakdawala, Executive Vice-President. Between March 1999 and January 2005, the Corporation made loans totaling $159,954 to Mr. Parissi and $253,415 to Ms. Lakdawala. The loans were used to finance the purchase of the Corporation's common shares and bear interest cumulatively at an annual interest rate of five percent (5%). As of May 27, 2005, the loan balances to Mr. Parissi and Ms. Lakdawala were $264,400 and $326,305, respectively. Mr. Parissi and Ms. Lakdawala are in the process of seeking to refinance such loans with independent outside sources.

-------------------------------------------------------------------------------
                           AGGREGATE INDEBTEDNESS ($)
-------------------------------------------------------------------------------
     PURPOSE          TO THE COMPANY OR ITS SUBSIDIARIES      TO ANOTHER ENTITY
-------------------------------------------------------------------------------
Share purchases                  $590,705                            --
-------------------------------------------------------------------------------

During the fiscal year ended January 31, 2005, none of the executive officers or directors of the Corporation, proposed nominees for election as a director of the Corporation, or any associate of the foregoing was indebted to the Corporation or any subsidiary of the Corporation with the exception of the following:

   INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS UNDER SECURITIES PURCHASE
                                    PROGRAMS


-----------------------------------------------------------------------------------------------------------------------------
                                                                              FINANCIALLY
                                                                               ASSISTED
                  INVOLVEMENT      LARGEST AMOUNT                             SECURITIES                    AMOUNT FORGIVEN
                     OF THE      OUTSTANDING DURING                        PURCHASES DURING                  DURING FISCAL
    NAME AND      CORPORATION     FISCAL YEAR ENDED    AMOUNT OUTSTANDING     FISCAL YEAR                      YEAR ENDED
    PRINCIPAL         OR A        JANUARY 31, 2005     AS AT MAY 27, 2005     ENDED JANUARY    SECURITY FOR    JANUARY 31,
    POSITION       SUBSIDIARY            ($)                   ($)            31, 2005 (#)     INDEBTEDNESS      2005 ($)
-----------------------------------------------------------------------------------------------------------------------------
Mauro Parissi
Chief Financial   Lender              $264,400              $264,400             3,000             --               --
Officer
-----------------------------------------------------------------------------------------------------------------------------
Leena Lakdawala
Executive         Lender              $326,305              $326,305            18,600             --               --
Vice-President
-----------------------------------------------------------------------------------------------------------------------------


           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No executive officer or director of the Corporation, person proposed for election as a director, or any associate of the foregoing had an interest in any material transaction effected by the Corporation since February 1, 2004 or in any proposed material transaction with the exception of the lease by the Corporation of its Grande Allee manufacturing facilities from Investiness Inc., a company controlled by Mr. Ness Lakdawala's spouse, Ms. Roshan Katrak, Vice-President Human Relations of the Corporation, and their children, at a cost of $19,942 per month or $239,304 per year. In management's opinion, the lease was entered into on terms no less favorable than what could be obtained from unaffiliated third parties.

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation provides insurance for the benefit of its directors and officers against liability incurred by them in these capacities, subject to certain limitations contained in the Canada Business Corporations Act. The current aggregate policy limit is CDN$5,000,000. The first CDN$75,000 of any claim, subject to certain conditions, is deductible and payable by the Corporation. The Corporation paid the premiums, which amounted to CDN$60,600 for insurance coverage of the period from September 30, 2004 to September 30, 2005.

                        REPORT ON EXECUTIVE COMPENSATION

Until such time as a compensation committee is created by the Board, the Corporation's executive compensation policy is reviewed and determined by the Board of Directors. The compensation policy was designed to reward and retain the key executive talent necessary to achieve the Corporation's business objectives and contribute to its success. In order to meet these goals, the Corporation's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing incentives, as necessary. To a lesser extent, the Corporation's compensation policy also contemplates performance-based cash bonuses. The Corporation's compensation principles for its Chief Executive Officer are identical to those of the Corporation's other executive officers.

Cash Compensation. In determining its recommendations for adjustments to officers' base salaries for fiscal year 2006, the Board has focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Corporation's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Board's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Board may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Corporation of the transaction or development.

Equity Compensation. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Corporation with the goal of ensuring that the interests of management remain closely aligned with those of the Corporation's shareholders. The Board of Directors believes that stock options provide a direct link between executive compensation and stockholder value. By imposing vesting conditions, stock options also create an incentive for executive officers to remain with the Corporation for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

As indicated above, the factors and criteria upon which the compensation of Mr. Ness Lakdawala, the Corporation's Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Corporation. The Chief Executive Officer's individual contributions to the Corporation include his leadership role in establishing and retaining a strong management team, developing and implementing the Corporation's business plans and attracting investment capital to the Corporation. In addition, compensation levels of chief executive officers at comparable companies within the Corporation's industry were studied.

OTHER COMPENSATION

Outside directors may be paid an honorarium for attending meetings of the Board of Directors of the Corporation, in an amount that management anticipates will not exceed $1,000 per meeting.

                                PERFORMANCE GRAPH

The Corporation commenced trading on the Toronto Stock Exchange on May 16, 2005 and is therefore unable, at this time, to provide a meaningful graph comparing the total return of a CDN$100 investment in the Corporation with the cumulative return on the S&P/TSX Composite Index.


The Corporation has been trading on the NASDAQ Small Cap market since 1998. The following graph compares the total return on $100 invested in the Corporation's common stock for the five-year period from January 21, 2000 through January 31, 2005 with a similar investment in the NASDAQ Industrial Average and with the market value weighted returns of a Peer Group Index consisting of four industrial products companies of similar size that sell products world-wide. The cumulative return includes reinvestment of dividends.

                                    [GRAPH]


                                    2000        2001         2002        2003        2004         2005
                                     ($)         ($)         ($)          ($)         ($)         ($)
-----------------------------------------------------------------------------------------------------------
Peer Group(1)                         100         129         125          110         157         168
Dectron Internationale Inc.           100         110         177          102         109         107
Nasdaq Industrial Average             100          76          63           46          76          79


(1) Peer Group Companies consist of: Lennox International Inc., United Technologies Corp., York International Corp. and Emerson Electric Co.

                             APPOINTMENT OF AUDITORS

Except where authorization to vote with respect to the appointment of auditors is withheld, the persons named in the accompanying form of proxy intend to vote in favour of the reappointment of Schwartz Levitsky Feldman LLP, Chartered Accountants, as auditors of the Corporation for the term expiring at the next annual meeting of shareholders and to authorize the directors to fix their remuneration.

Audit Fees

The aggregate fees billed by Schwartz Levitsky Feldman LLP, Chartered Accountants, for the audit of the Corporation's annual financial statements for the fiscal year ended January 31, 2005 and the reviews of the financial statements included in the Corporation's Forms 10-Q for the fiscal year ended January 31, 2005 were $108,075.

Audit Related Fees

No fees were billed by Schwartz Levitsky Feldman LLP, Chartered Accountants, for the fiscal years ended January 31, 2005 for services related to the audit or review of the Corporation's financial statements that are not included under the caption "Audit Fees".

No fees were billed by Schwartz Levitsky Feldman LLP, Chartered Accountants, for the fiscal years ended January 31, 2005 for designing, operating, supervising or implementing any of the Corporation's financial information systems or any hardware or software systems for our financial information.

Tax Fees

Fees totaling $15,143 were billed by Schwartz Levitsky Feldman LLP, Chartered Accountants, for tax compliance, tax advice and tax planning in the fiscal year ended January 31, 2005.

All Other Fees

Fees totaling $5,199 were billed by Schwartz Levitsky Feldman LLP, Chartered Accountants, for all other services rendered by them during the fiscal years ended January 31, 2005.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected the independence of Schwartz Levitsky Feldman LLP, Chartered Accountants.

A representative of Schwartz Levitsky Feldman LLP, Chartered Accountants, is expected to be present at the Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters that are not known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the person named therein to vote on such matters in accordance with their best judgment.

                              CORPORATE GOVERNANCE

In December 1994, the Toronto Stock Exchange Committee on Corporate Governance in Canada issued a report (the "TSX REPORT") containing a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. To implement these guidelines, the Toronto Stock Exchange adopted a requirement stipulating that each listed company must disclose on an annual basis its approach to corporate governance with reference to the guidelines. The following are the guidelines established by the Toronto Stock Exchange with respect to corporate governance and the Corporation's practice as regards each of the guidelines.

1. The board of directors of every corporation should explicitly assume responsibility for the stewardship of the corporation.

         Under the Canada Business Corporations Act, the directors are required to manage the Corporation's business and affairs and in doing so to act honestly and in good faith with a view to the best interests of the Corporation. In addition, each director must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         The Board of Directors of the Corporation recognizes that it is ultimately responsible for ensuring that the business and affairs of the Corporation are managed properly to protect and enhance shareholder value, including the financial viability of the business.

         There are four scheduled Board of Directors meetings per year. Additional meetings of the Board of Directors are held as required. In addition, communications between the directors and management occur apart from regularly scheduled Board of Directors and committee meetings.

2. As part of the overall stewardship responsibility, the board of directors of every corporation should assume responsibility for the following matters:

         (a)      adoption of a strategic planning process

                  The Board of Directors reviews the objectives of the Chief Executive Officer and provides guidance for the development of corporate strategy.

         (b) identification of the principal risks of the corporation's business and ensuring the implementation of appropriate systems to manage these risks

                  The Board of Directors from time-to-time identifies the Corporation's principal risks. The Board of Directors will implement systems to address these risks as necessary.

         (c) succession planning, including appointing, training and monitoring senior management

                  The Board of Directors reviews and discusses organizational structure and succession planning matters as required.

         (d)      communications policy for the corporation

                  The Corporation considers investor relations to be important. Every shareholder inquiry receives a prompt response from an appropriate officer of the Corporation. The Audit Committee reviews and the Board of Directors approves quarterly and annual financial statements prior to their distribution to the shareholders.

         (e) integrity of the corporation's internal control and management information systems

                  The Board of Directors has, through its oversight and the appointment of the Audit Committee, put in place an effective system for monitoring the implementation of corporate strategies. The Audit Committee is responsible for the compliance of financial reporting with accounting principles.

3.       (a)      The board of directors of every corporation should be
                  constituted with a majority of individuals who qualify as "unrelated" directors.

                  An "unrelated" director is defined in the TSX Report as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. The Board of Directors considers that three out of five nominees for election as director are unrelated to management.

         (b) The board of directors should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder.

                  A "significant shareholder" is defined in the TSX Report as a shareholder with the ability to exercise a majority of the votes for the election of the board of directors. The Board of Directors considers that Ness Lakdawala is a significant shareholder of the Corporation.

4. Disclosure for each director whether he or she is related, and how that conclusion was reached.

         The Board of Directors considers that Ness Lakdawala and Mauro Parissi are related to management in that they are senior officers of the Corporation. None of the three other nominees for election as directors is related to management, in that none is employed by, or receives payment from, the Corporation, other than directors' fees.

5. The board of directors of every corporation should appoint a committee of directors composed exclusively of outside (i.e. non-management) directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full board new nominees to the board and for assessing directors on an ongoing basis.

         The Board of Directors is responsible for assessing the performance of directors and for seeking potential nominees for Board membership, as the need arises.

6. Every board of directors should implement a process to be carried out by the nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, its committees and the contribution of individual directors.

         The Corporation has no formal policy for assessing the effectiveness of the Board of Directors, its committees and individual directors. The directors from time-to-time comment on the effectiveness of the Board of Directors operations.

7. Every corporation, as an integral element of the process for appointing new directors, should provide an orientation and education program for new recruits to the board.

         Where necessary, the Corporation provides an orientation program for new appointees to the Board of Directors and various committees in the form of informal meetings with members of senior management and complemented by presentations on the main areas of the Corporation's business.

8. Every board of directors should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.

         The Board of Directors currently consists of seven directors. Shareholders will be asked to consider five nominees for director at the Meeting. The Board of Directors is of the view that a Board of Directors consisting of five directors is large enough to present a diversity of views and experience, but also small enough to carry out its duties efficiently.

9. The board of directors should review the adequacy and form of the compensation of directors and ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.

         The Board of Directors reviews and determines the remuneration of directors. The Board of Directors considers time commitment, comparative fees and responsibilities in determining remuneration.

10. Committees of the board of directors should generally be composed of outside directors, majorities of whom are unrelated directors, although some board committees, such as the executive committee, may include one or more inside directors.

         The Board of Directors of the Corporation has established one committee, the Audit Committee.

         All three members of the Audit Committee are outside, unrelated directors. The members of the Audit Committee are Rustom M. Ghadiali (Chairman), Dick Driggs and Gilles Richard.

11. Every board of directors should expressly assume responsibility for, or assign to a committee of directors the general responsibility for, developing the corporation's approach to governance issues.

         The Board of Directors has expressly assumed this responsibility and has not created a Corporate Governance Committee.

12. The board of directors, together with the CEO, should develop position descriptions for the board and for the CEO, involving the definition of the limits to management's responsibilities. In addition, the board should approve or develop the corporate objectives which the CEO is responsible for meeting.

         There is no specific mandate for the Board of Directors, since the Board of Directors has plenary power. Any responsibility that is not delegated to senior management or a Board of Directors committee remains with the full Board of Directors.

         The Chief Executive Officer's objectives constitute a mandate on a year-to-year basis. These objectives include the general mandate to maximize shareholder value. The Board of Directors approves the Chief Executive Officer's objectives for the Corporation on an annual basis.

13. Every board of directors should have in place appropriate structures and procedures to ensure that the board can function independently of management. An appropriate structure would be to: (i) appoint a chair of the board who is not a member of management with responsibility to ensure the board discharges its responsibilities; or (ii) adopt alternate means such as assigning this responsibility to a committee of the board or to a director, sometimes referred to as the "lead director". Appropriate procedures may involve the board meeting on a regular basis without management present or may involve expressly assigning the responsibility for administering the board's relationship to management to a committee of the board.

         Meetings of the Board of Directors are chaired by the Chief Executive Officer of the Corporation, Mr. Ness Lakdawala, who is not independent of the Corporation's management. The Board of Directors believes that setting the agenda and ensuring that the relevant information is made available to the Board of Directors, a key element for an efficient corporate governance practice, is best served by a person who has intimate knowledge of the Corporation and its business.

14. The audit committee of every board of directors should be composed only of outside directors. The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to audit committee members as to their duties. The audit committee should have direct communication channels with the internal and external auditors to discuss and review specific issues as appropriate. The audit committee duties should include oversight responsibility for management reporting on internal control. While it is management's responsibility to design and implement an effective system of internal control, it is the responsibility of the audit committee to ensure that management has done so.

         All three members of the Audit Committee are outside directors. The Audit Committee is expressly mandated to monitor external audit functions and the preparation of financial statements. The Audit Committee meets with the Chief Executive Officer of the Corporation and the outside auditors independently of management to review and inquire into matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedure and audit plans. The Audit Committee also recommends to the Board of Directors the auditors to be appointed. In addition, the Audit Committee reviews and recommends to the Board of Directors for approval the quarterly and annual financial statements. The Audit Committee also reviews with management and reports to the Board of Directors, on an annual basis, on the financial plans and objectives of the Corporation. The Audit Committee also provides a direct communication channel between directors, the external auditors, the internal auditors and the Corporation executives responsible for financial matters.

15. The board of directors should implement a system which enables an individual director to engage an outside adviser at the expense of the corporation in appropriate circumstances. The engagement of the outside advisor should be subject to the approval of an appropriate committee of the board.

         If necessary, the Board of Directors may authorize individual directors to engage outside advisers at the Corporation's expense.

                             ADDITIONAL INFORMATION

The Corporation's financial information is included in the consolidated financial statements of the Corporation and the notes thereto for the fiscal year ended January 31, 2005. Copies of the foregoing document and additional information concerning the Corporation can be found on SEDAR at www.sedar.com and may also be obtained upon request to the Secretary of the Corporation at its registered office, 4300 Poirier Blvd., Montreal, Quebec H4R 2C5, Telephone:
(514) 337-3331.

Copies of the Corporation's annual report (Form 10-K) for the year ended January 31, 2005, as filed with the Securities and Exchange Commission (without exhibits), and any amendments thereto, are available to stockholders free of charge by writing to the Corporation at its registered office, 4300 Poirier Blvd., Montreal, Quebec H4R 2C5.

                                  AUTHORIZATION

The contents and the mailing of this Management Proxy Circular have been approved by the Board of Directors of the Corporation.

DATED at Montreal, Quebec, this 3rd day of June, 2005.


(signed) Ness Lakdawala



Ness Lakdawala
Chairman and Chief Executive Officer